Exhibit 5.1

[Gary Steven Findley & Associates Letterhead]

April 5, 2006

Board of Directors

Premier Commercial Bancorp

2400 East Katella Avenue

Anaheim, California 92806

Re:                               Premier Commercial Bancorp’s Registration Statement on Form SB-2

Gentlemen:

At your request, we have examined the form of registration statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale of up to 727,272 shares of your no par value common stock. We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of your common stock.

In connection with this opinion, we have considered such questions of law and fact as we have deemed necessary as a basis for the opinions set forth below, and we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the registration statement; (ii) the Articles of Incorporation and Bylaws of Premier, as currently in effect; (iii) certain resolutions of the Board of Directors of Premier relating to the issuance of the shares; and (iv) such other documents as we have deemed necessary or appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the common stock, the common stock, will, upon the issuance and sale thereof be legally and validly issued and fully paid and nonassessable.

The law covered by the opinion set forth above is limited to the laws of the State of California and the federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the registration statement and to the reference to our name under the caption “Legal Matters” in the prospectus constituting a part of the registration statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

GARY STEVEN FINDLEY & ASSOCIATES

By:	/s/ Gary Steven Findley

Gary Steven Findley
Attorney at Law